Exhibit 99.1

For Immediate Release

Contacts:

Ami Knoefler	Jean Suzuki
Corporate and Investor Relations	Investor Relations
(650) 454-2331	(650) 454-2648
ami.knoefler@pdl.com	jean.suzuki@pdl.com

PDL BIOPHARMA REPORTS FOURTH QUARTER AND FULL YEAR 2007
FINANCIAL RESULTS

Redwood City, Calif., March 4, 2008 — PDL BioPharma, Inc. (PDL) (Nasdaq: PDLI) today reported financial results for the fourth quarter and full year ended December 31, 2007.  These financial results are summarized below and are included in the financial statements accompanying this press release.

For all periods presented, the results of the company’s commercial and cardiovascular operations reporting unit, which includes all activities related to the Cardene®, Retavase®, and IV Busulfex® marketed products and the ularitide development-stage product, have been presented as discontinued operations.  In December 2007, the company entered into an asset purchase agreement with Otsuka Pharmaceutical Co., Ltd. under which PDL agreed to sell the rights to IV Busulfex.  In February 2008, the company entered into an asset purchase agreement with EKR Therapeutics, Inc. for the sale of PDL’s Cardene and Retavase commercial products, as well as for ularitide, a development-stage product.  The discontinued operations presentation consolidates the results of the commercial and cardiovascular operations, including net product sales, cost of product sales and selling expenses, the significant majority of the company’s marketing expenses and certain research and development expenses and general and administrative expenses, into a single line item in the statement of operations.

Summary of Financial Results

•                  Total revenues from continuing operations, which exclude net product sales, for the full year 2007 were $258.9 million compared to $249.1 million for the full year 2006.  Total revenues for the fourth quarter of 2007 were $49.8 million compared to $59.8 million in the same period of 2006.

•                  Royalty revenues for the full year 2007 were $221.1 million compared to $184.3 million in the prior year.  Royalty revenues for the fourth quarter of 2007 were $37.5 million compared with $43.8 million in the comparable period in 2006.  Higher net sales were reported by PDL’s antibody product licensees in 2007 as compared to 2006.  However, the effective average royalty rate earned by the company on sales reported by Genentech, Inc., one of PDL’s licensees, in the fourth quarter and full year 2007 periods was lower than in the comparable 2006 periods as a result of the tiered fee structure under the company’s license agreement with Genentech.  In addition, the percentage of ex-U.S. sold Herceptin® product manufactured outside the U.S. declined significantly in the 2007 periods as compared to the 2006 periods, resulting in a greater percentage of such sales being subject to the tiered fee structure and not the higher, fixed royalty rate that applies to products that are both sold and manufactured outside the U.S.

•                  License, collaboration and other revenues were $37.8 million for the full year 2007 compared to $64.8 million for the full year 2006, and $12.2 million for the fourth quarter of 2007 compared to $16.0 million for the same period of 2006.  These decreases were due primarily to the acceleration of $20.5 million in previously deferred revenue in 2006 related to the termination of the collaborations with Roche for daclizumab in asthma and transplant maintenance.  In addition, revenue related to reimbursement for R&D services decreased in 2007 as compared to the 2006 comparable periods as a result of lower R&D expenses incurred under the company’s collaboration agreement with Biogen Idec and the termination of the collaborations with Roche.  In the fourth quarter of 2007, PDL earned and recognized a $5.0 million milestone payment from Biogen Idec related to the daclizumab CHOICE trial in multiple sclerosis.

•                  GAAP net loss, which includes the results of discontinued operations, for the full year 2007 was $21.1 million, or $0.18 per basic and diluted share, compared with a GAAP net loss of $130.0 million, or $1.14 per basic and diluted share, for the full year 2006.  GAAP net loss for the fourth quarter of 2007 was $15.6 million, or $0.13 per basic and diluted share, compared with a GAAP net loss of $89.7 million, or $0.78 per basic and diluted share, for the comparable 2006 period.  Discontinued operations in the fourth quarter of and full year 2006 included $72.1 million and $73.8 million, respectively, in impairment charges related to the company’s Retavase product rights intangible assets.

•                  Non-GAAP net income, which includes the results of discontinued operations, for the full year 2007 was $72.2 million, or $0.61 per diluted share.  Non-GAAP net income was $56.0 million, or $0.48 per diluted share, for the full year 2006.  Non-GAAP net income for the fourth quarter of 2007 was $5.1 million, or $0.04 per diluted share, compared to non-GAAP net income of $6.1 million, or $0.05 per diluted share, in the fourth quarter of 2006.

•                  Cash flow generated from operating activities for the full year 2007 was $67.0 million, compared with $78.8 million for the full year 2006. Cash, cash equivalents, marketable securities and restricted cash and investments totaled approximately $440.8 million at December 31, 2007 compared to $426.3 million at December 31, 2006.

Costs and Expenses Expected to Decrease Following Restructuring

Subsequent to the completion of the company’s asset sale transactions and as a result of the restructuring announced separately today, PDL expects its future operating costs to be significantly lower than historical levels.

As noted above, total costs and expenses from continuing operations as presented in the financial statements accompanying this release for the 2007 and 2006 periods do not include the results of the commercial and cardiovascular operations.  Supplemental information for the discontinued operations is provided in the financial statements accompanying this press release.  Included in discontinued operations are net product sales, cost of product sales, selling expenses, the significant majority of the company’s marketing expenses, certain research and development expenses, primarily development costs related to the company’s Cardene lifecycle management and ularitide programs, and certain general and administrative expenses.

Company to File Annual Report on Form 10-K

As stated in its recent Form 12b-25 filing, the company expects that it will file its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 on or before March 15, 2007 and therefore expects to remain current in its filing obligations.

Non-GAAP Financial Information

The non-GAAP financial measures in this press release exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, asset impairment charges, restructuring charges, interest income and other, net, interest expense, income taxes and certain other items that would otherwise be included if measured in accordance with generally accepted accounting principles (GAAP). PDL believes that the non-GAAP financial measures presented in this press release are useful for investors because these measures provide added insight into PDL’s performance by focusing on results generated by its ongoing operations. In addition, PDL uses these non-GAAP financial measures when assessing the performance of its ongoing operations, in making resource allocation decisions and for planning and forecasting. PDL also considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management. The non-GAAP financial measures should be considered as a supplement to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. A description of the non-GAAP financial measures for the periods presented and a reconciliation of this information to the GAAP financial measures are included in the attached financial tables.

Forward-looking Statements

This press release contains forward-looking statements, including regarding PDL’s expectation regarding future operating expenses and filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 on or before March 15, 2007, which involve risks and uncertainties and PDL’s actual results may differ materially from those, express or implied, in the forward-looking statements. Factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release include the ability of the company to implement cost reductions efforts within expected time frames, changes in PDL’s development plans, unexpected litigation or other disputes and the occurrence of other unexpected events that could affect actual expenses, as well as those discussed in PDL’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at http://www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

About PDL BioPharma

PDL BioPharma, Inc. is a biopharmaceutical company focused on the discovery and development of novel antibodies in oncology and select immunologic diseases. For more information, please visit http://www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks and Cardene and Busulfex are registered U.S. trademarks of PDL BioPharma, Inc.; PDL BioPharma, Inc. has a license from Centocor, Inc. to use the trademark Retavase, which is a registered U.S. trademark.

PDL BIOPHARMA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUES:
Royalties	$37,518	$43,753	$221,088	$184,277
License, collaboration and other	12,239	16,038	37,837	64,792
Total revenues	49,757	59,791	258,925	249,069

COSTS AND EXPENSES:
Research and development	52,351	49,444	204,175	209,311
General and administrative	22,165	14,340	67,367	53,317
Restructuring charges	537	—	6,668	—
Asset impairment charges	182	—	5,513	900
Total costs and expenses	75,235	63,784	283,723	263,528
Operating loss	(25,478)	(3,993)	(24,798)	(14,459)

Interest income and other, net	4,019	5,268	19,362	17,704
Interest expense	(3,440)	(3,605)	(13,708)	(13,070)
Loss from continuing operations before income taxes	(24,899)	(2,330)	(19,144)	(9,825)
Income tax expense (benefit)	(399)	323	247	941
Loss from continuing operations	(24,500)	(2,653)	(19,391)	(10,766)
Discontinued operations, net of income taxes (1)	8,919	(87,055)	(1,670)	(119,254)
Net loss	$(15,581)	$(89,708)	$(21,061)	$(130,020)

NET LOSS PER BASIC AND DILUTED SHARE:
Loss from continuing operations	$(0.21)	$(0.02)	$(0.17)	$(0.09)
Discontinued operations	$0.08	$(0.76)	$(0.01)	$(1.05)
Net loss	$(0.13)	$(0.78)	$(0.18)	$(1.14)

WEIGHTED-AVERAGE SHARES - BASIC AND DILUTED	117,139	114,403	116,365	113,571

(1)  During the fourth quarter of 2007, based on the significant interest demonstrated and the offers we received for our Cardene, Retavase and IV Busulfex commercial products and our ularitide development-stage cardiovascular product (together, the Commercial and Cardiovascular Assets), we elected to proceed with the sale of these assets separate from the sale of the entire Company.  As a result, the financial results of the Commercial and Cardiovascular Operations have been presented as discontinued operations for all periods presented. Discontinued operations are reported as a separate component within the Consolidated Statement of Operations outside of income (loss) from continuing operations. As a result, we no longer report net product sales, cost of product sales, or selling and marketing expenses, all of which related to the Commercial and Cardiovascular Operations, separately in the Consolidated Statements of Operations.

In addition to the consolidated financial statements presented in accordance with GAAP, PDL uses non-GAAP measures of operating performance, which are adjusted from results based on GAAP to exclude depreciation of property and equipment; stock-based compensation expense; amortization of intangible assets; interest income and other, net; interest expense; income taxes and certain other miscellaneous items.  PDL believes that the non-GAAP results provide added insight into its performance by focusing on results generated by its ongoing operations.  PDL uses the non-GAAP results when assessing the performance of its ongoing operations, in making resource allocation decisions and for planning and forecasting.  Additionally, PDL considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management.  The non-GAAP financial measures should be considered as a supplement to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

PDL BIOPHARMA, INC.

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

GAAP net loss	$(15,581)	$(89,708)	$(21,061)	$(130,020)

RECONCILING ITEMS:
Depreciation	9,439	7,274	32,150	30,816
Amortization of intangibles	5,993	11,679	32,341	44,854
Stock-based compensation	6,114	5,853	20,578	23,648
Other acquisition-related charges	12	289	1,893	6,199
Restructuring charges (2)	538	—	6,668	—
Asset impairment charges (3)	182	72,094	5,513	74,650
Other miscellaneous charges (4)	—	—	—	9,744
Interest (income)/expense, net	(1,254)	(1,663)	(6,329)	(4,634)
Income tax expense (benefit)	(304)	326	468	767
Total reconciling items	20,720	95,852	93,282	186,044

Non-GAAP net income	$5,139	$6,144	$72,221	$56,024

NON-GAAP NET INCOME PER SHARE:
Basic	$0.04	$0.05	$0.62	$0.49
Weighted average shares — basic	117,139	114,403	116,365	113,571

Diluted	$0.04	$0.05	$0.61	$0.48
Weighted average shares — diluted (5)	118,498	117,552	118,011	117,447

(1) Non-GAAP net income excludes depreciation of property and equipment, amortization of intangible assets, stock-based compensation expense, other acquisition-related charges, which primarily represent product sales returns that relate to operations prior to our acquisitions of ESP Pharma and the Retavase product in March 2005; restructuring charges; asset impairment charges;  interest income and other, net; interest expense; income taxes; and certain other miscellaneous charges that were not classified in the foregoing categories and are identified below.

(2) During the year ended December 31, 2007, restructuring charges related to a reduction in force undertaken in the Company’s manufacturing facility, in the third and fourth quarters of 2007, plus certain facilities-related charges taken for certain leased facilities vacated during the year.

(3) During the year ended December 31, 2007, asset impairment charges included $5.0 million recognized during the second quarter of 2007 related to previously owned property in Fremont, California, which was part of our corporate headquarters prior to our move to Redwood City, California in the fourth quarter of 2007.

(4) During the year ended December 31, 2006, the miscellaneous excluded charges consisted of (i) a $5.6 million charge in connection with the company’s acquisition in September 2006 of certain Cardene-related rights from Roche and (ii) a $4.1 million charge for payments to Wyeth in consideration of Wyeth’s consent to the Company’s transfer of the Company’s rights to the off-patent branded products during the first quarter of 2006.

(5) Diluted weighted average shares on a non-GAAP basis exclude the impact of 12.4 million shares and 10.6 million shares of common stock underlying the convertible notes the Company issued in July 2003 and February 2005, respectively.

PDL BIOPHARMA, INC.

SUPPLEMENTAL INFORMATION ON DISCONTINUED OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUES:
Product sales, net:
Cardene	$43,483	$31,843	$155,510	$109,689
Busulfex	7,886	7,161	30,170	24,062
Retavase	5,896	9,047	18,486	30,833
Off-patent products	—	—	—	1,117
Total revenues from discontinued operations	57,265	48,051	204,166	165,701

COSTS AND EXPENSES:
Cost of product sales	20,990	24,418	81,339	86,292
Other operating expenses (R&D and SG&A)	27,924	38,302	123,058	118,888
Other acquisition-related charges	12	289	1,893	6,199
Asset impairment charges	—	72,094	—	73,750
Costs and expenses from discontinued operations	48,926	135,103	206,290	285,129
Other Income	675	—	675	—
Pre-tax income (loss) from discontiuned operations	9,014	(87,052)	(1,449)	(119,428)
Income taxes on discontinued operations	95	3	221	(174)
Income (loss) from discontinued operations	$8,919	$(87,055)	$(1,670)	$(119,254)

(1) During the fourth quarter of 2007, based on the significant interest demonstrated and the offers we received for our Cardene, Retavase and IV Busulfex commercial products and our ularitide development-stage cardiovascular product (together, the Commercial and Cardiovascular Assets), we elected to proceed with the sale of these assets separate from the sale of the entire Company.  As a result, the financial results of the Commercial and Cardiovascular Operations have been presented as discontinued operations for all periods presented. Discontinued operations are reported as a separate component within the Consolidated Statement of Operations outside of income (loss) from continuing operations. As a result, we no longer report net product sales, cost of product sales, or selling and marketing expenses, all of which related to the Commercial and Cardiovascular Operations, separately in the Consolidated Statements of Operations.

PDL BIOPHARMA, INC.

CONSOLIDATED BALANCE SHEET DATA

(in thousands)

(unaudited)

	December 31,	December 31,
	2007	2006
Cash, cash equivalents, marketable securities and restricted cash	$440,788	$426,285
Total assets	$1,192,192	$1,141,893
Total stockholders' equity	$507,610	$467,541

CONSOLIDATED STATEMENT OF CASH FLOW DATA

(in thousands)

(unaudited)

	Year Ended
	December 31,
	2007	2006
Net loss	$(21,061)	$(130,020)
Adjustments to reconcile net loss to net cash provided by operating activities	93,689	177,265
Changes in assets and liabilities	(5,655)	31,525
Net cash provided by operating activities	$66,973	$78,770